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PROXY                                                               EXHIBIT 99.1

                             INET TECHNOLOGIES, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD __________, 2004

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Mark H. Kleinman and Jeffrey A. Kupp, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of the common stock, par value $0.001 per share, of Inet Technologies, Inc., which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Special Meeting of Stockholders of Inet Technologies, Inc. to be held at 1500 North Greenville Avenue, Richardson, Texas on [_______], [_______], 2004 at [__:__] a.m. (Central
Time), and at any adjournments or postponements thereof.

        ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

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                                                       PLEASE MARK HERE FOR
                                                       ADDRESS CHANGE OR
                                                       COMMENTS              [ ]
                                                       SEE REVERSE SIDE

                                                         FOR   AGAINST  ABSTAIN

1.  Proposal to approve and adopt the Agreement          [ ]     [ ]      [ ]
    and Plan of Merger, dated as of June 29, 2004, among Tektronix, Inc., Impala Merger Corp.,
    Impala Acquisition Co. LLC and Inet Technologies,
    Inc. and the transactions contemplated thereby, including the merger of Impala Merger Corp. with and into Inet Technologies, Inc.

2.  To approve one or more adjournments of the           [ ]     [ ]      [ ]
    Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special
    Meeting, or at any adjournment or postponement thereof, to approve proposal 1 above.

3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special
    Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ANY STOCKHOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN
ITEM 3 ABOVE, SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

      CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND STOCKHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

      Receipt of the proxy statement dated ____________, 2004 is hereby acknowledged.

      Mark here if you plan to attend the Special Meeting of Stockholders [ ]

Signature                    Signature                    Date
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(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

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